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                                                                    EXHIBIT 11.1

                        AMERCIAN COIN MERCHANDISING, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                                                Three Months Ended
                                                                                     March 31,
                                                                               1998             1997
                                                                               ----             ----
          Net earnings ...............................................     $  1,185,000     $    881,000
                                                                           ============     ============

          Common shares outstanding at beginning of period ...........        6,452,904        5,123,274

              Effect of shares issued during the period ..............            4,322          127,523
                                                                           ------------     ------------

          Basic weighted average common shares .......................        6,457,226        5,250,797

          Incremental shares from assumed conversions:

              Stock options ..........................................          163,520          173,798
              Warrants ...............................................           28,494               --
                                                                           ------------     ------------

          Diluted weighted average common shares .....................        6,649,240        5,424,595
                                                                           ============     ============

              Basic earnings per share ...............................     $       0.18     $       0.17

              Diluted earnings per share .............................     $       0.18     $       0.16




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